UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 16, 2005



                             ADSOUTH PARTNERS, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)

           NEVADA                      0-33135                68-0448219
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(State or other jurisdiction   (Commission File Number)    (I.R.S. Employer
     of incorporation)                                    Identification No.)

1515 N. Federal Highway, Suite 418, Boca Raton, Florida              33432
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           (Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code:   (561) 750-0410
                                                      -------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01         Entry into a Material Definitive Agreement

         See Item 3.02 for information relating to definitive agreements executed in connection with a private placement by Adsouth Partners, Inc. (the "Company") of its securities.

Item 2.02         Results of Operations and Financial Condition

         On May 13, 2005, the Company issued a press release reporting the results of operations for the first quarter of 2005.

Item 3.02         Unregistered Sales of Equity Securities.

         On May 16, 2005 and May 20, 2005, the Company completed a private placement of its securities pursuant to a subscription agreement with a accredited investors. Pursuant to the subscription agreement, the Company sold to the investors, for $650,000, (i) its 12% convertible note due March 15, 2007 in the principal amount of $650,000, (ii) 270,833 shares of common stock, and
(iii) warrants to purchase 812,500 shares of common stock at an exercise price of $1.275 per share.

         In connection with the placement, the Company paid fees equal to 10% of the gross proceeds raised in the private placement and warrants to purchase 81,250 shares of common stock at an exercise price of $1.275 per share. The Company also reimbursed the investor for legal fees and expenses of $10,000.

         The notes are convertible into common stock at the fixed conversion price of $.60 per share at any time. The principal amount of the Note is payable on March 15, 2007, and the Company is not required to make any principal payments prior to the maturity date. Interest is payable quarterly and may be paid in cash or, at the election of the holder under certain conditions, in shares of common stock at 80% of the market price per share, but not less than $.25 per share. The holders of the notes have anti-dilution rights with respect to certain sales of common stock or convertible securities at a price or with a conversion price less than the fixed conversion price.

         Payment of the notes is secured by a security interest in the Company's assets other than accounts receivable which the Company sells to its factor. The security interest is junior to the security interests held by the holders of the Company's senior debt, which is defined as all of the Company's indebtedness held by and all of its obligations which are secured by a security interest in its assets other than indebtedness for which the instruments creating the indebtedness or the security interest expressly provide that it is not senior to the Company's obligations to the noteholders. The Company agreed not to incur any senior indebtedness other than indebtedness to its present holders of secured debt, any other bank or trust company, insurance company, commercial lender, factor or other person who is in the business generally of making asset-based or other loans so long as the total principal amount with respect to such borrowing, when combined with any obligations then outstanding to the Company's present secured lenders, does not exceed $7.6 million, and any other secured indebtedness which has been approved by the Vestal Venture Capital, as agent for the noteholders, which approval will not be unreasonably withheld or delayed.

         The warrants entitle the holders to purchase shares of the Company's common stock for a period of five years from the date of issuance at an exercise price of $1.275 per share. The holders of the warrants have anti-dilution rights with respect to certain sales of common stock or convertible securities at a price or with a conversion price less than the exercise price.



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         The holders of the notes and warrants have anti-dilution rights with respect to certain sales of common stock or convertible securities at a price or with a conversion or exercise price less than the fixed conversion price which can result in both the issuance of additional shares of common stock and a reduction in the conversion price of the note and the exercise price of the warrant to the lower price paid by or offered to other investors.

         The subscription agreements provide that the investors shall not convert any note or exercise any warrant if, as a result of such conversion or exercise, the investor would beneficially own more than 9.99% of the Company's outstanding stock. Any investor may waive any such provision, in which event the waiver will become effective 61 days thereafter.

         If, prior to the effective date of the registration statement which the Company has agreed to file for the noteholders, the Company effects a private placement of its securities, the investors have the right to elect to have the purchase price of the notes be applied toward the purchase of securities issued in such private placement based on the price which the dollar investment in the May private placement would purchase in the new private placement. If the noteholders exercise such right, they will deliver for cancellation the note, warrant and shares issued in the May 2005 private placement and receive, in lieu thereof, securities in the new offering.

         The subscription agreement provides that the Company are required to pay liquidated damages, computed as provided in the subscription agreement, which may be paid in stock, if the registration statement of which this prospectus is a part has not been declared effective by the SEC within 120 days after the closing, if the Company fails to deliver unlegended stock certificates in a timely manner.

         The Company cannot determine whether any additional shares will ever be issued or, if they are issued, how many shares may be issued. With the consent of the placement agent for the private placement, the Company has not registered any shares of common stock for potential issuance to the selling stockholders.

         The holders of the securities in the Company's February 2005 private placement may have certain rights in connection with this private placement pursuant to their subscription agreements.

Item 7.01       Regulation FD Disclosure

         On May 19, 2005, the Company held its conference call to discuss the results of its quarterly period for the three months ended March 31, 2005. A digital recording of the conference call is available for listening by calling 1-800-642-1687 or 1-706-645-9291 and entering the conference code which is "6351908". The recording will be available on these numbers through May 25, 2005.

Item 9.01         Financial Statements and Exhibits.

       (c) Exhibits

       4.1 Form of subscription agreement
       4.2 Form of note
       4.3 Form of warrant
       4.4 Form of security agreement
       99.1 Copy of Press Release dated May 16, 2005


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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  ADSOUTH PARTNERS, INC.
                                  ----------------------
                                  (Registrant)

Date: May 20, 2005                /S/  Anton Lee Wingeier
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                                   Anton Lee Wingeier
                                   Chief Financial Officer






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